Exhibit 107
Calculation of Filing Fee Table
Form
S-3
(Form Type)
NIKE, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class B Common Stock, no par value (1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)

	Debt	Debt Securities (1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)

	Other (4)	Warrants (1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)

	Other (5)	Purchase Contracts (1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)

	Other (5)	Units (1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					(3)		(2)

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							(2)

(1)	Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(2)
The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee. In connection with the securities offered hereby, the registrant will pay
“pay-as-you-go
registration fees” in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to the registration statement based on the fee payment rate in effect on the date of such fee payment.

(3)
The amount to be registered consists of an unspecified amount of the securities as may from time to time be offered at indeterminate prices. Securities may be issued in U.S. dollars or the equivalent thereof in foreign currency or currency units.

(4)	Representing rights or obligations to purchase shares of Class B Common Stock or debt securities.
(5)	Representing rights or obligations to purchase shares of Class B Common Stock.